Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 2002 (except for Notes 1 and 3, as to which the date is October 15, 2002, Note 11, as to which the date is February 13, 2003, and Note 12, as to which the date is April 15, 2003), with respect to the combined financial statements of The Radio Businesses of Brill Media Company, LLC for the years ended February 28, 2002 and 2001.

/s/ Ernst & Young LLP
Chicago, Illinois
January 30, 2004